November 8, 2012

Re:    2012 District-Wide Independent Director Election Results

Dear Michigan Shareholder:

The Federal Home Loan Bank of Indianapolis is pleased to announce the results of the 2012 district-wide election of independent directors. The independent directors' terms will begin on January 1, 2013, and expire as noted below.

Independent Director District-Wide Election - Two Directors

Number of Indiana members eligible to vote	194
Number of Michigan members eligible to vote	222
Total members eligible to vote	416
Number of Indiana members casting votes	62
Number of Michigan members casting votes	90
Total members casting votes	152
Total eligible votes for each directorship	4,169,484

Independent Director Candidates	City, State	Term Ends	Votes Received
Jonathan P. Bradford* President and CEO Inner City Christian Federation	Grand Rapids, MI	December 31, 2016 (Public Interest Directorship)	1,666,393
Carl E. Liedholm* Professor of Economics Michigan State University	East Lansing, MI	December 31, 2016	1,798,585
*Elected

Thank you for participating in this year's election process. Your contribution ensures sound representation on our Board of Directors for the mutual benefit of the Bank and all of the shareholders it serves.

Sincerely,

Kania D. Warbington
Corporate Secretary